10f-3 Transactions Summary

Set forth below is a summary of the transactions made
pursuant to the Funds' 10f-3 procedures for the period
1/1/07-6/30/07
Fund
VA Growth Fund
Security
Citi Trends Inc.
Advisor
EIMCO
Transaction
 Date
6/13/2007
Cost
$2,700,000
Offering Purchase
0.13%
Broker
CIBC World Mkts
Underwriting
Syndicate
Members
Cowen and Company
Piper Jaffrey
Wachovia Securities


Fund
VA Strategic Income - High Yield
Security
Aramark Corporation
Advisor
EIMCO
Transaction
 Date
1/18/07
Cost
$100,000
Offering Purchase
0.01%
Broker
JP Morgan
Underwriting
Syndicate
Members
Goldman, Sachs & Co
Citigroup
Barclays Capital
Wachovia Securities


Fund
Va Fundamental Large Cap Fund
Security
The Blackstone Group
Advisor
EIMCO
Transaction
 Date
6/21/07
Cost
$13,000
Offering Purchase
0.01%
Broker
Morgan Stanley
Underwriting
Syndicate
Members
Citi
Merrill Lynch & Co.
Credit Suisse
Wachovia Securities


Fund
VA High Income Fund
Security
Aramark Corporation
Advisor
EIMCO
Transaction
 Date
1/18/07
Cost
$125,000
Offering Purchase
0.01%
Broker
JP Morgan
Underwriting
Syndicate
Members
Goldman, Sachs & Co
Citigroup
Barclays Capital
Wachovia Securities


Fund
VA High Income Fund
Security
Universal Hospital Services 8 1/2 15
Sr. Secured PIK Toggle Notes
Advisor
EIMCO
Transaction
 Date
5/22/07
Cost
$4,200,000
Offering Purchase
0.02%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
Bear, Stearns & Co.
Wachovia Securities


Fund
VA High Income Fund
Security
Universal Hospital Sr. Secured
Floating Rate Notes due 2015
Advisor
EIMCO
Transaction
 Date
5/22/07
Cost
$3,000,000
Offering Purchase
0.01%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
Bear, Stearns & Co.
Wachovia Securities


Fund
VA High Income Fund
Security
CMS Energy Corporation 6.55%
Senior Notes due 2017
Advisor
EIMCO
Transaction
 Date
6/19/07
Cost
$12,500,000
Offering Purchase
0.05%
Broker
Deutsche Bank Secs
Underwriting
Syndicate
Members
Barclays Capital
Citi
JP Morgan
Wachovia Securities


Fund
VA High Income Fund
Security
CHS/Community Health Systems,
Sr Floating Rate Notes due 2015
Advisor
EIMCO
Transaction
 Date
6/27/07
Cost
$28,000,000
Offering Purchase
0.00%
Broker
Credit Suisse
Underwriting
Syndicate
Members
Wachovia Securities
JP Morgan
Merrill Lynch & Co
Citi